UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

On April 20, 2005, the Company's Board of Directors approved the following changes to compensation paid to non-employee directors, effective April 20, 2005:

Directors are not paid a fee for service on the Company’s board.

Members of Pacific Trust Bank’s board of directors who are "independent directors" will receive an annual retainer fee of $2,000 subsequent to first Board of Directors meeting following each annual meeting of shareholders.

Independent directors shall be paid additional fees of $600 for each Bank board meeting attended. In addition, the Chairman of the Board receives an additional $300 per Bank board meeting attended. Each independent director receives $200 per Bank committee meeting attended. Meeting attendance by telephone is compensated at one-third the rate for directors attending in person.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

At the annual meeting of shareholders held April 20, 2005, Francis P. Burke and Kenneth W. Scholz were duly elected as directors of the Company for terms to expire in 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

April 21, 2005	By:	James P. Sheehy

Name: James P. Sheehy
Title: Secretary and Treasurer